UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

KOHL’S CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 15, 2016, Kohl’s Corporation (the “Company”) received a notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, regarding a blackout period for the Kohl’s Stock Fund (the “Fund”) within the Company’s 401(k) savings plan (the “Plan”). On December 15, 2016, the Company provided a notice to its directors and executive officers informing them of the blackout period and the trading restrictions that apply to the Company’s directors and executive officers during the blackout period. This notice was required pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s Regulation BTR, which prohibits trading in Company equity securities by directors and executive officers during blackout periods.

The blackout period is required to facilitate the elimination of the Fund as an investment option under the Plan. The blackout period is expected to begin on January 18, 2017 and is expected to end on January 31, 2017. During the blackout period, participants in the 401(k) Plan will be unable to direct or diversify investments in the Fund and/or take certain withdrawals, loans or distributions from the portion of the participant’s account invested in the Fund.

A copy of the Company’s notice to its directors and executive officers is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

99.1         Notice of Trading Blackout Period dated December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2016	KOHL'S CORPORATION

By:	/s/ Jason J. Kelroy
Jason J. Kelroy
EVP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Trading Blackout Period dated December 15, 2016